(3) (VII) CERTIFICATE OF THE POWERS, DESIGNATION,
PREFERENCES, RIGHTS AND LIMITATIONS OF

CONVERTIBLE PREFERRED STOCK
of
FEDDERS CORPORATION

Pursuant to Section 151 of the General Corporation
Law of the State of Delaware

FEDDERS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority contained in Article Third of its Restated Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at its meeting on July 9, 1996 duly adopted a resolution providing for the designation of a series of 10,111,569 shares of Convertible Preferred Stock, which resolution is as follows:

RESOLVED, that pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the Corporation (hereinafter referred to as the "Certificate of Incorporation"), the Board of Directors does hereby authorize the designation of a series of Preferred Stock, par value $1.00 per share, to be known as the Convertible Preferred Stock and to the extent that the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, are not set forth in the Certificate of Incorporation, does hereby fix and herein state and express such voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Corporation's Certificate of Incorporation shall have herein the meanings provided therein):

(A) DESIGNATION AND SIZE OF ISSUE

The distinctive designation of the series shall be "Convertible Preferred Stock" (hereinafter referred to as this "Series"). The number of shares which shall constitute this Series shall be 10,111,569 shares. Each share of this Series shall have a par value of $1.00.

(B) DIVIDENDS

(1) The annual rate of dividends payable on each share of this Series shall be $0.38125.

(2) Dividends shall be payable in cash, quarterly on the first day of April, July, October and January of each year, commencing October 1, 1996 (each such date hereinafter referred to as a "Dividend Payment Date"), except that if such date is not a Business Day (as hereinafter defined), then such dividend shall be payable on the next succeeding calendar day which is a Business Day. The amount of dividends payable on shares of this Series for each full quarterly dividend period shall be computed by dividing by four the annual rate per share set forth in Section (B)(1). Dividends payable on shares of this Series for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends shall be payable to the record holders of shares of this Series as of the close of business on a date, not more than sixty (60) days preceding the payment date thereof, fixed by the Board of Directors of the Corporation. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to record holders of shares of this Series as of the close of business on a date, not more than sixty (60) days preceding the payment date thereof, fixed by the Board of Directors of the Corporation. As used in this resolution, the term "Business Day" means a day other than Saturday or Sunday and other than a day on which banking institutions in New York, New York are authorized by law or executive order to close.

(3) Dividends payable on shares of this Series shall be cumulative and shall accumulate from the date of issuance of such shares.
Accumulations of dividends shall not bear interest.

(4) Except as hereinafter provided, so long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock of the Corporation ranking junior to this Series as to dividends and upon liquidation (collectively, the "Junior Stock") shall be declared or paid or set aside for payment, and no other distribution shall be declared or made, upon the Junior Stock or upon any other stock of the Corporation ranking on a parity with this Series as to dividends or upon liquidation, nor shall any Junior Stock nor any other stock of the Corporation ranking on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for Junior Stock of the Corporation), unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or contemporaneously are declared and paid through the Dividend Payment Date next preceding the payment date of such dividend or distribution or the date of such redemption, purchase or acquisition. When dividends are not paid in full upon the shares of this Series and any other stock of the Corporation ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other stock of the Corporation ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and such other stock bear to each other. Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

(C) REDEMPTION

(1) The Corporation, at the option of the Board of Directors, may redeem at any time or from time to time all or any part of the outstanding shares of this Series. The redemption price for each share of this Series called for redemption shall be $6.25 plus unpaid dividends to the Dividend Payment Date next preceding the date fixed for redemption (the "Redemption Price"). At the option of the Corporation, the Redemption Price may be paid, in whole or in part, in cash or in equivalent value of Class A Stock of the Corporation.

(2) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined by lot or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

(3) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the redemption date, to each record holder of the shares to be redeemed, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price and the form in which the Redemption Price is to be paid; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the conversion rate at the time applicable.

(4) If notice shall have been given as provided in Section (C)(3) and the Corporation shall have provided moneys or an equivalent value of Class A Stock of the Corporation at the time and place specified for the payment of the Redemption Price pursuant to such notice, then from and after the redemption date, dividends on the shares of this Series so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price without interest) shall cease except that, if the Redemption Price is paid in an equivalent value of Class A Stock of the Corporation, the holders of shares of this Series so redeemed shall have rights as holders of Class A Stock of the Corporation. Upon surrender (in accordance with the notice) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof.

(5) Any shares of this Series which have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

(6) Notwithstanding the foregoing provisions of this Section (C), no shares of this Series shall be redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series, unless the full cumulative dividends on all outstanding shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series shall have been paid or contemporaneously are declared and paid through the Dividend Payment Date next preceding the date of such redemption, purchase or other acquisition.

(D) CONVERSION RIGHTS

(1) Each holder of a share of this Series shall have the right, at any time, or, as to any share of this Series called for redemption, at any time prior to the close of business on the date fixed for such redemption, to convert such share into fully paid and nonassessable shares of Class A Stock of the Corporation at a rate of one share of Class A Stock, subject to adjustment as provided in this Section (D).

(2) If any shares of this Series are surrendered for conversion subsequent to the record date preceding a Dividend Payment Date but on or prior to such Dividend Payment Date (except shares called for redemption on a redemption date between such record date and such Dividend Payment Date), the registered holder of such shares at the close of business on such record date shall be entitled to receive the dividend payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof. Except as provided in this Section (D)(2), no adjustments in respect of or payments of dividends on shares surrendered for conversion or any dividend on the Class A Stock issued upon conversion shall be made upon the conversion of any shares of this Series.

(3) The Corporation shall not be required, in connection with any conversion of shares of this Series, to issue a fraction of a share of its Class A Stock, but in lieu thereof the Corporation shall, subject to Section (D)(6)(f), make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Price per share of the Class A Stock on the last Trading Day prior to the date of conversion.

(4) Any holder of shares of this Series electing to convert such shares into Class A Stock shall surrender the certificate or certificates for such shares at the office of the Transfer Agent therefor (or at such other place as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, in form satisfactory to the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of this Series. The Corporation shall, as soon as practicable (subject to Section (D)(6)(f) hereof) after such deposit of certificates for shares of this Series, accompanied by the written notice above prescribed and the payment of cash in the amount required by Section (D)(10), issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, certificates representing the number of shares of Class A Stock and the cash, if any, to which such holder is entitled upon such conversion.

(5) Conversion shall be deemed to have been made as of the date of surrender of certificates for the shares of this Series to be converted, and the giving of written notice and payment, as prescribed in Section (D)(4); and the person entitled to receive the Class A Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Stock on such date. The Corporation shall not be required to deliver certificates for shares of its Class A Stock while the stock transfer books for such stock or for this Series are duly closed for any purpose, but certificates for shares of Class A Stock shall be issued and delivered as soon as practicable after the opening of such books.

(6) The conversion rate shall be adjusted from time to time as follows:

(a) In case the Corporation shall, at any time or from time to time while any of the shares of this Series are outstanding, (i) pay a dividend in shares of its Class A Stock, (ii) subdivide its outstanding shares of Class A Stock, or (iii) combine its outstanding shares of Class A Stock into a smaller number of shares, the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of this Series thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which such holder would have owned or have been entitled to receive immediately following such action had such shares of this Series been converted immediately prior thereto. An adjustment made pursuant to this Section (D)(6)(a) shall become effective retroactively to immediately after the opening of business on the day following the record date in the case of a dividend and shall become effective immediately after the opening of business on the day following the effective date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this Section (D)(6)(a), the holder of any shares of this Series thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion rate between or among shares of such classes of capital stock.

(b) In case the Corporation shall, at any time or from time to time while any of the shares of this Series are outstanding, issue rights or warrants to all holders of shares of its Class A Stock entitling them to subscribe for or purchase shares of Class A Stock (or securities convertible into or exchangeable for Class A Stock) at a price per share less than the current market price per share of Class A Stock (as defined in Section (D)(6)(d)), at such record date, the conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Class A Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Class A Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Class A Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. For the purposes of this Section (D)(6)(b), the issuance of rights or warrants to subscribe for or purchase securities convertible into Class A Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Class A Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into shares of Class A Stock; provided, however, that if all of the shares of Class A Stock subject to such rights or warrants have not been issued when such rights or warrants expire, then the conversion price shall promptly be readjusted to the conversion price which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Class A Stock issued upon the exercise of such rights or warrants. An adjustment made pursuant to this Section (D)(6)(b) shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

(c) In case the Corporation shall, at any time or from time to time while any of the shares of this Series are outstanding, distribute to all holders of shares of its Class A Stock evidences of its indebtedness or securities or assets (excluding cash dividends payable out of consolidated earnings or retained earnings or dividends payable in shares of Class A Stock) or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries (excluding those referred to in Section (D)(6)(b)), then in each such case the conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the current market price per share (determined as provided in Section
(D)(6)(d)) of the Class A Stock on the record date referred to below, and the denominator of which shall be such current market price per share of the Class A Stock less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness or securities or assets so distributed or of such subscription rights or warrants applicable to one share of Class A Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

(d) For the purpose of any computation under Section (D)(6)(b) and
(D)(6)(c), the "current market price" of a share of Class A Stock on any date shall be the average of the daily Closing Prices for 10 consecutive Trading Days before the day in question.

(e) The Corporation shall be entitled to make such additional adjustments in the conversion price, in addition to those required by subsections D(6)(a), D(6)(b) and D(6)(c), as shall be necessary in order that any dividend or distribution in shares of stock, subdivision or combination of shares of Common Stock, issuance of rights or warrants, evidences of indebtedness or assets (other than cash dividends payable out of consolidated earnings or retained earnings) referred to above, shall not be taxable to the Stockholders.

(f) In any case in which this Section (D)(6) shall require that an adjustment be made retroactively immediately following a record date, the Corporation may elect to defer (but only for five (5) Business Days following the filing of the statement referred to in Section (D)(6)(h)) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Class A Stock and other capital stock of the Corporation issuable upon such conversion over and above (ii) the shares of Class A Stock and other capital stock of the Corporation issuable upon such conversion on the basis of the conversion rate prior to adjustment.

(g) Notwithstanding any other provisions of this Section (D)(6), the Corporation shall not be required to make any adjustment of the conversion rate unless such adjustment would require an increase or decrease of at least 1% in such rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate.
(h) Whenever an adjustment in the conversion rate is required, the Corporation shall forthwith place on file with its Transfer Agent a statement signed by its Chief Executive Officer, Chief Financial Officer or a Senior Vice President and by its Secretary, Assistant Secretary or Treasurer, stating the adjusted conversion rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment. Promptly after the adjustment of the conversion rate, the Corporation shall mail a notice thereof to each holder of shares of this Series.

(i) The term "Class A Stock" as used in this resolution means the Corporation's Class A Stock, $1.00 par value, as the same exists at the date of filing of the Certificate of Designation relating to this Series or any other class of stock resulting from successive changes or reclassifications of such Class A Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to Section (D)(6)(a), the holder of any share of this Series thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of its Class A Stock, the conversion rate of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Class A Stock contained in subparagraphs
(a) through (g) of this Section (D)(6), and the provisions of Section (D)(1) through (5) and (7) through (11) with respect to the Class A Stock shall apply on like or similar terms to any such other shares.

(7) In case of (a) any reclassification or change of outstanding shares of Class A Stock issuable upon conversion of shares of this Series (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) or (b) any consolidation or merger of the Corporation with one or more other corporations (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Class A Stock issuable upon conversion of shares of this Series), or (c) any sale or conveyance to another corporation or other entity of all or substantially all of the property of the Corporation, then the Corporation, or such successor corporation or other entity, as the case may be, shall make appropriate provision so that the holder of each share of this Series then outstanding shall have the right to convert such share of this Series into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale, reclassification, change or conveyance by a holder of the number of shares of Class A Stock into which such shares of this Series might have been converted immediately prior to such consolidation, merger, sale, reclassification, change or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section (D). The provisions of this Section (D)(7) shall apply similarly to successive consolidations, mergers, sales or conveyances.

(8) Any shares of this Series which shall at any time have been converted shall, after such conversion, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Class A Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series; provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Class A Stock which are held in the treasury of the Corporation.

(9) If any shares of Class A Stock required to be reserved for purposes of conversion of shares of this Series hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation shall cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Class A Stock required to be delivered upon conversion of shares of this Series prior to such delivery upon each national securities exchange upon which the outstanding Class A Stock is listed at the time of such delivery.

(10) The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Class A Stock on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Class A Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

(11) Before taking any action that would result in the conversion price being less than the then par value of the Class A Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class A Stock at the conversion price.

(12) In the event that all shares of Class A Stock are converted into Common Stock of the Corporation in accordance with Article Third (A)(IV) of the Certificate of Incorporation, all references in this Section (D) to the Class A Stock shall from and after the date of such conversion be deemed references to the Common Stock.
(E) VOTING

(1) The shares of this Series shall have the following voting rights:

(a) If and whenever at any time or times dividends payable on shares of this Series shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, then the holders of shares of this Series shall have the right, voting separately as a class with any other series of Preferred Stock so entitled as provided in the certificate of designation of such series, to elect two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. So long as the Corporation's Board of Directors is divided into classes, the two directors of the Corporation so elected by the holders of shares of this Series and of such other series of Preferred Stock so entitled shall be elected to the two classes with the longest remaining terms.

(b) Such voting right may be exercised initially either at a special meeting of the holders of the Preferred Stock having such voting right, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting. The right of the holders of this Series to vote for the election of such members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the shares of this Series shall have been paid in full, at which time such voting right of the holders of this Series shall terminate and, if such voting right of the holders of this Series and all other series of Prefer red Stock so entitled shall have terminated, subject to the requirements of the General Corporation Law of Delaware, the term of the directors elected pursuant to Section
(E)(l)(a) shall terminate, subject to revesting on the basis set forth in Section (E)(1)(a).

(c) At any time when such voting right shall have vested in holders of this Series, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the record holders of 10% in number of shares of this Series then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of this Series and of any other class or classes of stock having voting power with respect to the election of such directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Board of Directors. If such meeting is not called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 35 days after mailing the same within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the record holders of 10% in number of shares of this Series then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this Section (E)(l)(c) or such other place as is selected by such designated stockholder. Any holder of shares of this Series who would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section (E)(l). Notwithstanding the provisions of this Section (E)(l), no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

(d) At any meeting held for the purpose of electing directors at which the holders of the Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of fifty percent (50%) of the then outstanding shares of Preferred Stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of the Preferred Stock having such right shall not prevent the election of directors other than those to be elected by the holders of the Preferred Stock, and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Preferred Stock entitled to elect such directors and
(ii) except as otherwise required by law, in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum is present.

(e) Any vacancy in the Board of Directors in respect of a director elected by holders of Preferred Stock pursuant to the voting right created under this Section (E)(l) shall be filled by vote of the remaining director so elected, or if there be no such remaining director, by the holders of Preferred Stock entitled to elect such director or directors at a special meeting called in accordance with the procedures set forth in Section (E)(l)(c), or, if no such special meeting is called, at the next annual meeting of stockholders.

(f) So long as any shares of this Series remain outstanding, the Corporation shall not, either directly or indirectly or through merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66 2/3% in number of shares of this Series then outstanding, (i) amend, alter or repeal any of the provisions of the Certificate of Designation relating to this Series or the Certificate of Incorporation, or authorize any reclassification of the shares of this Series, so as in any such case to affect adversely the preferences, special rights or powers of the shares of this Series or (ii) authorize or create any class of stock ranking prior to or on a parity with the Corporation's authorized class of Preferred Stock as to dividends or distribution of assets on liquidation, create any series of the Corporation's authorized Preferred Stock ranking prior to the Preferred Stock as to dividends or distributions on liquidation or increase the authorized amount of the Corporation's Preferred Stock.

(g) In exercising the voting rights set forth in this Section
(E)(l), each share of this Series entitled to such voting right shall have equal voting power, notwithstanding any greater or lesser general voting powers of one or more series of Preferred Stock.

(2) No consent of holders of shares of this Series shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the authorization or issuance of any class of stock of the Corporation junior to the shares of this Series as to dividends and upon liquidation, dissolution or winding up of the Corporation or (iii) subject to Section (E)(l)(f), the issuance of any shares of Preferred Stock.

(F) LIQUIDATION RIGHTS

(1) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on the Junior Stock, the amount of $6.25 per share, plus all accumulated and unpaid dividends to the date of final distribution.

(2) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section (F).

(3) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section (F), the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.
(4) In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section
(F)(l), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

(G) PRIORITY

(1) For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

(i) Prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series;

(ii) On a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

(iii) Junior to shares of this Series, either as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

IN WITNESS WHEREOF, Fedders Corporation has caused this certificate to be signed and attested this 13th day of August, 1996.

FEDDERS CORPORATION


By/s/S.A. Muscarnera
S. A. Muscarnera
Title:  Senior Vice President

Attest:/s/Robert N. Edwards
Robert N. Edwards
Assistant Secretary

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF
FEDDERS CORPORATION

The undersigned hereby certifies as follows:

1. The name of the corporation is Fedders Corporation (the
"Corporation").

2. The Certificate of Incorporation of the Corporation is hereby amended by striking the first paragraph of Article THIRD thereof and by substituting in lieu thereof the following:

THIRD. The authorized number of shares of stock of all classes which the Corporation shall have authority to issue is 162,500,000, consisting of 80,000,000 shares of Common Stock having a par value of $1.00 per share, 60,000,000 shares of Class A Stock having a par value of $1.00 per share, 7,500,000 shares of Class B Stock having a par value of $1.00 per share and 15,000,000 shares of Preferred Stock having a par value of $1.00 per share.

3. The amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware.


IN WITNESS WHEREOF, the undersigned has executed this Certificate this 13th day of August, 1996.

Attest



/s/Robert N. Edwards                         /s/S.A. Muscarnera
Robert N. Edwards                            S.A. Muscarnera
Assistant Secretary                          Senior Vice President

CERTIFICATE OF MERGER OF NYCOR, INC. INTO FEDDERS CORPORATION


Pursuant to Section 251 of the General Corporation Law of the State of Delaware, the undersigned corporation, which is organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the General Corporation Law), DOES HEREBY CERTIFY THAT:

FIRST: The constituent corporations are NYCOR, Inc., a Delaware corporation, and Fedders Corporation, a Delaware corporation.

SECOND: The Agreement and Plan of Merger, dated November 30, 1995, as amended by Amendment No. 1 dated March 15, 1996 and Amendment No. 2 dated as of April 10, 1996 (as so amended, the Merger Agreement), between NYCOR, Inc. and Fedders Corporation has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 251 of the General Corporation Law of the State of
Delaware.

THIRD: The surviving corporation is Fedders Corporation, which will continue its existence as said surviving corporation.

FOURTH: the Certificate of Incorporation of Fedders Corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation without any change effected as a result of the merger, until such Certificate of Incorporation may be amended and changed pursuant to the provisions of the General Corporation Law.

FIFTH: The executed Merger Agreement is on file at the principal place of business of Fedders Corporation, 505 Martinsville Road,
Liberty Corner, New Jersey 07938.

SIXTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: This Certificate of Merger shall be effective at 2:00 p.m. on August 13, 1996.


IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed by its authorized officers.


Dated August 13, 1996


FEDDERS CORPORATION


By:/s/S.A. Muscarnera
S. A. Muscarnera
Senior Vice President and
Secretary

[SEAL]


Attest:


By:/s/Robert N. Edwards
Robert N. Edwards
Assistant Secretary

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF
FEDDERS CORPORATION

The undersigned hereby certifies as follows:

1. The name of the corporation is Fedders Corporation (the
"Corporation").

2. The Certificate of Incorporation of the Corporation is hereby amended by striking Article THIRD thereof and by substituting in lieu thereof the following:

THIRD. The aggregate number of shares of stock of all classes which the Corporation shall have authority to issue is 102,500,000, consisting of 60,000,000 shares of Common Stock having a par value of $1.00 per share, 30,000,000 shares of Class A Stock having a par value of $1,000 per share, 7,500,000 shares of Class B Stock having a par value of $1.00 per share and 5,000,000 shares of Preferred Stock having a par value of $1.00 per share.

The powers, preferences and the relative, participating, optional and other rights and the qualifications, limitations and restrictions thereof, of each class of stock, and the express grant of authority to the Board of Directors to fix by resolution the designations and the powers, preferences and rights of each share of Preferred Stock and the qualifications, limitations and restrictions thereof which are not fixed by this Certificate of Incorporation, are as follows:

A. COMMON STOCK, CLASS A STOCK AND CLASS B STOCK.

I. Dividends, etc.

Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as amended from time to time, holders of Common Stock, Class A Stock and Class B Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to timeout of assets or funds of the Corporation legally available therefor, provided, that in the case of cash dividends, if at any time a cash dividend is paid on the Common Stock, a cash dividend of equal amount shall be paid on the Class A Stock and a cash dividend will also be paid on the Class B Stock in an amount per share of Class B Stock equal to 90% of the amount of the cash dividend paid on each share of the Common Stock (rounded down, if necessary, to the nearest one-hundredth of a cent), and provided, further, that in the case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, including distributions pursuant to stock splits or divisions of stock of the Corporation other than Preferred Stock, which occur after the initial issuance of shares of Class A Stock and Class B Stock by the Corporation, unless the dividend or distribution is solely of shares of Class A Stock, in which case a dividend or distribution payable solely in shares of Class A Stock may be made with respect to shares of Common Stock, Class A Stock and Class B Stock, only shares of Common Stock shall be distributed with respect to Common Stock, only shares of Class A Stock and only shares of Class B Stock shall be distributed with respect to Class B Stock, in each case, in an amount per share equal to the amount per share paid with respect to the Common Stock, and that, in the case of any combination, reclassification or subdivision of the Common Stock, the shares of Class A Stock and Class B Stock shall also be combined, reclassified or subdivided so that the number of shares of Class A Stock and Class B Stock outstanding immediately following such combination, reclassification or subdivision shall bear the same relationship to the number of shares outstanding immediately prior to such combination, reclassification or subdivision as the number of shares of Common Stock outstanding immediately following such combination, reclassification or subdivision bears to the number of shares of Common Stock outstanding immediately prior to such combination, reclassification or subdivision.

II. Voting.

(a) At every meeting of the stockholders, every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his name on the transfer books of the Corporation and every holder of Class B Stock shall be entitled to one (1) vote in person or by proxy for each share of Class B Stock standing in his name on the transfer books of the Corporation, except that each holder of Class B Stock shall be entitled to ten (10) votes per share on the election of any directors of any stockholders' meeting (i) if more than 15% of the shares of Common Stock outstanding on the record date for such meeting are beneficially owned by a person or group of persons acting in concert (unless such person or group is also the beneficial owner of a majority of the shares of Class B Stock on such record date), or (ii) if a nomination for the Board of Directors is made by a person or group of persons acting in concert (other than the Board of Directors), provided that such nomination is not made by one or more holders of Class B Stock, acting in concert with each other, who beneficially own more than 15% of the shares of Class B Stock outstanding on such record date. The holders of Class A Stock shall not be entitled to vote at any meeting of the stockholders or otherwise, except as may be specifically required by applicable law.

(b) The provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without (i) the affirmative vote of the holders of a majority of the shares of the Common Stock and of a majority of the shares of the Class B Stock, each voting separately as a class, and (ii) additionally with respect to Article Eighth the vote required by Article Eighth.
(c) The Corporation may not effect or consummate:

(1) any merger or consolidation of the Corporation with or into any other corporation;

(2) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other person; or

(3) any dissolution of the Corporation;

unless and until such transaction is authorized by the vote, if any, required by Article Eighth of this Certificate of Incorporation and by Delaware law; and unless and until such transaction is authorized by a majority of the votes entitled to be cast by the shares of Common Stock and of Class B Stock entitled to vote, each voting separately as a class, but the foregoing shall not apply to any merger or other transaction described in the preceding subparagraphs (1) and (2) if the other party to the merger or other transaction is a Subsidiary of the Corporation.

For purposes of this paragraph (c) a "Subsidiary" is any corporation more than 50% of the voting securities of which are owned directly or indirectly by the Corporation; and a "person" is any individual, partnership, corporation or entity.

(d) Following the initial issuance of shares of Class B Stock, the Corporation may not effect the issuance of any additional shares of Class B Stock (except in connection with stock splits and stock dividends) unless and until such issuance is authorized by the holders of a majority of the voting power of the shares of Common Stock and of Class B Stock entitled to vote, each voting separately as a class.

(e) Every reference in this Certificate of Incorporation to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes entitled to be cast by such shares.

(f) Except as may be otherwise required by law or by this Article
Third the holders of Common Stock and Class B Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock.

III. Transfer.

(a) No person holding shares of Class B Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Stock, as Class B Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee and any purported transfer of shares not permitted hereunder shall result in the conversion of such shares into Common Stock as provided by subsection (d) of this Section III. A Permitted Transferee shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Stock:

(i) In the case of a Class B Holder who is a natural person:

(A) The spouse of such Class B Holder, any lineal descendant of a parent of such Class B Holder, and any spouse of such lineal descendant (which lineal descendants, their spouses, the Class B Holder, and his or her spouse are herein collectively referred to as "Class B Holder's Family Members");

(B) The trustee of a trust (including a voting trust) principally for the benefit of such Class B Holder and/or one or more of his or her Permitted Transferees described in each subclause of this clause (i) other than this subclause (B), provided that such trust may also grant a general or special power of appointment to one or more of such Class B Holder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Class B Holder's Family Members payable by reason of the death of any of such Class B Holder's Family Members;

(C) Any organization contributions to which are deductible for federal income, estate or gift tax purposes or any split-interest trust described in Section 4947 of the Internal Revenue Code, as it may from time to time be amended (hereinafter called a "Charitable Organization");

(D) A corporation, if a majority of the beneficial ownership of outstanding capital stock of such corporation which is entitled to vote for the election of directors is owned by, or a partnership if a majority of the beneficial ownership of the partnership is held by, the Class B Holder or his or her Permitted Transferees determined under this clause (i), provided that if by reason of any change in the ownership of such stock or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee, all shares of Class B Stock then held by such corporation or partnership shall, upon the election of the Corporation given by written notice to such corporation or partnership, without further act on anyone's part, be converted into shares of Common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; and

(E) The estate of such Class B Holder.

(ii) In the case of a Class B Holder holding the share of Class B Stock in question as trustee pursuant to a trust (other than a Charitable Organization or a trust described in clause (iii) below), "Permitted Transferee" means (A) any person transferring Class B Stock to such trust and (B) any Permitted Transferee of any such transferor determined pursuant to clause (i) above.

(iii) In the case of a Class B Holder holding the shares of Class B Stock in question as trustee pursuant to a trust (other than a Charitable Organization) which was irrevocable on the date of initial issuance to such Class B Holder (hereinafter in this Section III called the "Record Date"). "Permitted Transferee" means (A) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (B) any Permitted Transferee of any such person determined pursuant to clause (i) above.

(iv) In the case of a Class B Holder which is a Charitable
Organization holding record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means any Class B Holder.

(v) In the case of a Class B Holder which is a corporation or partnership (other than a Charitable Organization) acquiring record and beneficial ownership of the shares of Class B Stock in question upon its initial issuance by the Corporation, "Permitted Transferee" means (A) any partner of such partnership, or stockholder of such corporation, on the Record Date, (B) any person transferring such shares of Class B Stock to such corporation or partnership, and (C) any Permitted Transferee of any such person, partner, or stockholder referred to in subclauses (A) and (B) of this clause (v), determined under clause (i) above.

(vi) In the case of a Class B Holder which is a corporation or partnership (other than a Charitable Organization or a corporation or partnership described in clause (v) above) holding record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means (A) any person transferring such shares of Class B Stock to such corporation or partnership and (B) any Permitted Transferee of any such transferor determined under clause (i) above.

(vii) In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, which holds record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to clause (i),
(ii), (iii), (iv), (v) or (vi) above, as the case may be.

(b) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Class B Holder's shares of Class B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section III. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.
(c) For purposes of this Section III:

(i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

(ii) Each joint owner of shares of Class B Stock shall be considered a "Class B Holder" of such shares.

(iii) A minor for whom shares of Class B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

(iv) Unless otherwise specified, the term "person" means both natural persons and legal entities.

(v) Without derogating from the election conferred upon the Corporation pursuant to subclause (D) of clause (i) above, each reference to a corporation shall include any successor corporation resulting from merger or consolidation and each reference to a partnership shall include any successor partnership resulting from the death or withdrawal of a partner.

(d) Any transfer of shares of Class B Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class B Stock into shares of Common Stock, effective the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Stock or is a Permitted Transferee.

(e) At any time when the number of outstanding shares of Class B Stock as reflected on the stock transfer books of the Corporation falls below 5% of the aggregate number of the issued and outstanding shares of the Common Stock and Class B Stock of the Corporation, or the Board of Directors and the holders of a majority of the outstanding shares of Class B Stock approve the conversion of all of the Class B Stock into Common Stock, then, immediately upon the occurrence of either such event, the outstanding shares of Class B Stock shall be converted into shares of Common Stock. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

(f) Shares of Class B Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note on the certificates for shares of Class B Stock the restrictions on transfer and registration of transfer imposed by this Section III.

IV. Conversion Rights.

(a) Subject to the terms and conditions of this Section IV, all outstanding shares of Class A Stock shall be converted into fully paid and nonassessable shares of Common Stock, immediately and without any action on the part of the holder of such stock, in the event the Class B Stock is converted into Common Stock in accordance with the provisions of subsection (e) of Section III of this Article Third. Upon conversion, the shares of Common Stock issued shall be subject to the same dividends or distributions theretofore declared but not paid or issued on the Class A Stock immediately prior to conversion but the Corporation shall not make any payment or adjustment on account of any dividends or distributions declared but not paid or issued on the Common Stock on such conversion. In the event of such conversion, certificates formerly representing shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

(b) Subject to the terms and conditions of this Section IV, each share of Class B Stock shall be convertible at any time or from time to time, at the option of the respective holder thereof, at the office of any transfer agent for Class B Stock, and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, at the principal office of the Corporation (attention of the Secretary of the Corporation), into one (1) fully paid and nonassessable share of Common Stock. Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Class B Stock surrendered for conversion or on account of any dividends on the Common Stock issuable on such conversion. Before any holder of Class B Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such Class B Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that he elects so to convert said Class B Stock in accordance with the terms of this
Section IV, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Class B Stock and the Corporation, whereby the holder of such Class B Stock shall be deemed to subscribe for the amount of Common Stock which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription for Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class B Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid. Subject to the provisions of subsection (d) of this Section IV, such conversion shall be deemed to have been made as of the date of such surrender of the Class B Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion of such Class B Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(c) The issuance of certificates for shares of Common Stock upon conversion of shares of Class A Stock and Class B Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class A Stock or Class B Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

(d) The Corporation shall not be required to convert Class B Stock, and no surrender of Class B Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Class B Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class B Stock was surrendered.

(e) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class A Stock and Class B Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class A Stock and Class B Stock by delivery of shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Common Stock required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class A Stock and Class B Stock, will, upon issue, be fully paid and nonassessable and not entitled to any pre-emptive rights.

V. Liquidation Rights.

In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share equal to the amount fixed and determined by the Board of Directors in any resolution or resolutions providing for the issuance of any particular series of Preferred Stock, plus an amount equal to all dividends accrued and unpaid on shares of such series to the date fixed for distribution, and no more, before any of the assets of the Corporation shall be distributed or paid over to the holders of Common Stock or Class A Stock. After payment in full of said amounts to the holders of Preferred Stock of all series, the remaining assets and funds of the Corporation shall be divided among and paid ratably to the holders of Common Stock and Class A Stock (including those persons who shall become holders of Common Stock by reason of converting their shares of Class B Stock). If, upon such dissolution, liquidation or winding up, the assets of the Corporation distributable as aforesaid among the holders of Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed among such holders, first in the order of their respective preferences, and second, as to such holders who are next entitled to such assets and who rank equally with regard to such assets, ratably in proportion to the respective total amounts which they shall be entitled to receive as provided in this Section V. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section V.

VI. Change of Control.

In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of Class A Stock shall be entitled to receive the same per share consideration in such merger or consolidation as is received by the holders of Common Stock, if any.

B. PREFERRED STOCK.

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Third, to provide for the issuance of the preferred shares in series, and by filing a certificate pursuant to the General Corporation Law of Delaware, to establish the number of shares to be included in each such series, and to fix the designations, relative rights, preferences and limitations of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designations of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends of shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h) Any other relative rights, preferences and limitations of that series.

Dividends on outstanding preferred shares shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the common shares with respect to the dividend period.
Any and all such shares issued, and for which the full consideration has been paid or delivered shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon."

3. The amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 21st day of April, 1992.

Attest


/s/ Kent E. Hansen                      /s/ S.A. Muscarnera
Kent E. Hansen                          S.A. Muscarnera
Assistant Secretary                     Senior Vice President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
FEDDERS CORPORATION

Fedders Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by adding thereto a new Article ELEVENTH which reads in its entirety as follows:

ELEVENTH. The Board of Directors of the Corporation shall have the power to amend the By-Laws of the Corporation."

2. This Amendment was duly adopted by a vote of the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Fedders Corporation has caused this Certificate to be signed and attested by its duly authorized officers this 31st day of July, 1987.

FEDDERS CORPORATION



Attest:

/s/ Joseph Giordano                    By:/s/ C. A. Keen
Joseph Giordano                           C. A. Keen
Assistant Secretary                       Vice President and
                                          Treasurer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
FEDDERS CORPORATION

Fedders Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by adding thereto a new Article TENTH which reads in its entirety as follows:

"TENTH. A director of the Corporation shall not personally be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit."

2. This Amendment was duly adopted by a vote of the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Fedders Corporation has caused this Certificate to be signed and attested by its duly authorized officers this 26th day of June, 1987.

FEDDERS CORPORATION
Attest:


/s/ Joseph Giordano                 By:/s/ C.A. Keen
Joseph Giordano                        C. A. Keen
Assistant Secretary                    Vice President and Treasurer

CERTIFICATE OF THE POWERS, DESIGNATION,
PREFERENCES, RIGHTS AND LIMITATIONS OF

$1.75 Convertible Exchangeable Preferred Stock of
FEDDERS CORPORATION

Pursuant to Section 151 of the General Corporation
Law of the State of Delaware

FEDDERS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority contained in Article Third of its Restated Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at its meeting on January 27, 1987 and the Executive Committee of such board at its meeting on March 19, 1987 duly adopted a resolution providing for the issuance of a series of 1,725,000 shares of $1.75 Convertible Exchangeable Preferred Stock, which resolution is as follows:

RESOLVED, that pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the Corporation (hereinafter called the "Certificate of Incorporation"), the Board of Directors does hereby authorize the issuance of a series of Preferred Stock, par value $1.00 per share, to be known as the $1.75 Convertible Exchangeable Preferred Stock and to the extent that the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, are not set forth in the Certificate of Incorporation, does hereby fix and herein state and express such voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Corporation's Certificate of Incorporation shall have herein the meanings provided therein):


(A) DESIGNATION AND SIZE OF ISSUE

The distinctive designation of the series shall be "$1. 75
Convertible Exchangeable Preferred Stock" (hereinafter referred to as this "Series"). The number of shares which shall constitute this Series shall be 1,725,000 shares. Each share of this Series shall have a par value of $1.00.

(B) DIVIDENDS

(1) The annual rate of dividends payable on each share of this Series shall be $1.75.

(2) Dividends shall be payable in cash, quarterly on the first day of March, June, September and December of each year, commencing June 1, 1987 (each such date hereinafter referred to as a "Dividend Payment Date"), except that if such date is not a Business Day (as hereinafter defined), then such dividend shall be payable on the next succeeding calendar day which is a Business Day. The amount of dividends payable on shares of this Series for each full quarterly dividend period shall be computed by dividing by four the annual rate per share set forth in Section (B)(1). Dividends payable on shares of this Series for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months, Dividends shall be payable to the record holders of shares of this Series as of the close of business on a date, not more than sixty (60) days preceding the payment date thereof, fixed by the Board of Directors of the Corporation. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to record holders of shares of this Series as of the close of business on a date, not more than sixty (60) days preceding the payment date thereof, fixed by the Board of Directors of the Corporation. As used in this resolution, the term "Business Day" means a day other than Saturday or Sunday and other than a day on which banking institutions in New York, New York are authorized by law or executive order to close.

(3) Dividends payable on shares of this Series shall be cumulative and shall accumulate from March 27, 1987. Accumulations of dividends shall not bear interest.

(4) Except as hereinafter provided, so long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock of the Corporation ranking junior to this Series as to dividends and upon liquidation (collectively, the "Junior Stock")) shall be declared or paid or set aside for payment, and no other distribution shall be declared or made, upon the Junior Stock or upon any other stock of the Corporation ranking on a parity with this Series as to dividends or upon liquidation, nor shall any Junior Stock nor any other stock or the Corporation ranking on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for Junior Stock of the Corporation), unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or contemporaneously are declared and paid through the last Dividend Payment Date. When dividends are not paid in full upon the shares of this Series and any other stock of the Corporation ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other stock of the Corporation ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and such other stock bear to each other. Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

(C) REDEMPTION

(1) The Corporation, at the option of the Board of Directors, may, subject to the provisions of Sections (C)(2) and (C)(8) hereof, redeem at any time or from time to time all or any part of the outstanding shares of this Series. The redemption price for each share of this Series called for redemption during the periods set forth below shall be the amount set forth opposite such period.

If Redeemed During
the Twelve-Month                        Redemption
Period Beginning March 1,               Price Per Share

     1987                                  $26.750
     1988                                   26.575
     1989                                   26.400
     1990                                   26.225
     1991                                   26.050
     1992                                   25.875
     1993                                   25.700
     1994                                   25.525
     1995                                   25.350
     1996                                   25.175

and $25 if redeemed on or after March 1, 1997 together in each case with accumulated and unpaid dividends to the date fixed for redemption.

(2) Notwithstanding the provisions of Section (C)(1) above, the Corporation may not redeem any shares of this Series prior to March 1, 1990 unless the Closing Price (as determined in Section (C)(3)) of the Corporation's Common Stock shall have equaled or exceeded 140% of the then applicable conversion price per share (as fixed or determined in accordance with Section (D)) for at least twenty (20) Trading Days (as hereinafter defined) within thirty (30) consecutive Trading Days ending within five Trading Days prior to the date notice of redemption is given. For purposes of this resolution, Trading Day means, so long as the Common Stock is listed or admitted to trading on the New York Stock Exchange (or any successor to such Exchange), a day on which the New York Stock Exchange (or such successor) is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on such Exchange, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a day on which any New York Stock Exchange member firm is open for the transaction of business.
(3) For purposes of this resolution, the Closing Price of the Corporation's Common Stock shall be the last sale price as shown on the Composite Tape of the New York Stock Exchange, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for such purpose (other than the Corporation or a subsidiary thereof).

(4) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined by lot or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

(5) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the redemption date, to each record holder of the shares to be redeemed, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price;
(iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the conversion rate at the time applicable.

(6) If notice shall have been given as provided in Section (C)(5) and the Corporation shall have provided moneys at the time and place specified for the payment of the redemption price pursuant to such notice, then from and after the redemption date, dividends on the shares of this Series so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price without interest) shall cease. Upon surrender (in accordance with the notice) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price set forth in Section (C)(1). In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof.

(7) Any shares of this Series which have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

(8) Notwithstanding the foregoing provisions of this Section (C), unless the full cumulative dividends on all outstanding shares of this Series and any other Preferred Stock ranking on a parity with this Series shall have been paid or contemporaneously are declared and paid through the last Dividend Payment Date, no shares of this Series shall be redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series.

(D) CONVERSION RIGHTS

(1) Each holder of a share of this Series shall have the right, at any time, or, as to any share of this Series called for redemption or exchange, at any time prior to the close of business on the date fixed for such redemption or exchange, to convert such share into fully paid and nonassessable shares of Common Stock of the Corporation at a rate of 2.632 shares of Common Stock for each share of this Series, subject to adjustment as provided in this Section (D). For purposes of this resolution, except as the context may otherwise require, the relationship between the "conversion rate" and the "conversion price" shall be established by formula such that the conversion price shall equal $25 divided by the conversion rate.

(2) If any shares of this Series are surrendered for conversion subsequent to the record date preceding a Dividend Payment Date but on or prior to such Dividend Payment Date (except shares called for redemption on a redemption date between such record date or Dividend Payment Date), the registered holder of such shares at the close of business on such record date shall be entitled to receive the dividend payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof. Except as provided in this Section (D)(2), no adjustments in respect of or payments of dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of this Series.

(3) The Corporation shall not be required, in connection with any conversion of shares of this Series, to issue a fraction of a share of its Common Stock, but in lieu thereof the Corporation shall, subject to Section (D)(6)(f), make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the date of conversion.

(4) Any holder of shares of this Series electing to convert such shares into Common Stock shall surrender the certificate or certificates for such shares at the office of the Transfer Agent therefor (or at such other place as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, in form satisfactory to the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of this Series. The Corporation shall, as soon as practicable (subject to Section (D)(6)(f) hereof) after such deposit of certificates for shares of this Series, accompanied by the written notice above prescribed and the payment of cash in the amount required by Section (D)(2), issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, certificates representing the number of shares of Common Stock and the cash, if any, to which such holder is entitled upon such conversion.

(5) Conversion shall be deemed to have been made as of the date of surrender of certificates for the shares of this Series to be converted, and the giving of written notice and payment, as prescribed in Section (D)(2) and (D)(4); and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. The Corporation shall not be required to deliver certificates for shares of its Common Stock while the stock transfer books for such stock or for this Series are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books.

(6) The conversion rate shall be adjusted from time to time as follows:

(a) In case the Corporation shall, at any time or from time to time while any of the shares of this Series are outstanding, (i) pay a dividend in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion price and the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of this Series thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which such holder would have owned or have been entitled to receive immediately following such action had such shares of this Series been converted immediately prior thereto. An adjustment made pursuant to this Section (D)(6)(a) shall become effective retroactively to immediately after the opening of business on the day following the record date in the case of a dividend and shall become effective immediately after the opening of business on the day following the effective date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this Section (D)(6)(a), the holder of any shares of this Series thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion price and/or conversion rate between or among shares of such classes of capital stock.

(b) In case the Corporation shall, at any time or from time to time while any of the shares of this Series are outstanding, issue rights or warrants to all holders of shares of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share less than the current market price per share of Common Stock (as defined in Section (D)(6)(d)), at such record date, the conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. For the purposes of this Section (D)(6)(b), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into shares of Common Stock; provided, however, that if all of the shares of Common Stock subject to such rights or warrants have not been issued when such rights or warrants expire, then the conversion price shall promptly be readjusted to the conversion price which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights or warrants. An adjustment made pursuant to this Section (D)(6)(b) shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

(c) In case the Corporation shall, at any time or from time to time while any of the shares of this Series are outstanding, distribute to all holders of shares of its Common Stock evidences of its indebtedness or securities or assets (excluding cash dividends payable out of consolidated earnings or retained earnings or dividends payable in shares of Common Stock) or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries (excluding those referred to in Section (D)(6)(b)), then in each such case the conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the current market price per share (determined as provided in Section
(D)(6)(d)) of the Common Stock on the record date referred to below, and the denominator of which shall be such current market price per share of the Common Stock less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness or securities or assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

(d) For the purpose of any computation under Section (D)(6)(b) and
(D)(6)(c), the current market price of a share of Common Stock on any date shall be the average of the daily Closing Prices for 10 consecutive Trading Days before the day in question.

(e) The Corporation shall be entitled to make such additional adjustments in the conversion price, in addition to those required by subsections D(6)(a), D(6) (b) and D(6)(c), as shall be necessary in order that any dividend or distribution in shares of stock, subdivision or combination of shares of Common Stock, issuance of rights or warrants, evidences of indebtedness or assets (other than cash dividends payable out of consolidated earnings or retained earnings) referred to above, shall not be taxable to the Stockholders.

(f) In any case in which this Section (D)(6) shall require that an adjustment be made retroactively immediately following a record date, the Corporation may elect to defer (but only for five (5) Business Days following the filing of the statement referred to in Section (D)(6)(h)) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion over and above (ii) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion on the basis of the conversion rate prior to adjustment.

(g) Notwithstanding any other provisions of this Section (D)(6), the Corporation shall not be required to make any adjustment of the conversion rate unless such adjustment would require an increase or decrease of at least 1% in such rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate.

(h) Whenever an adjustment in the conversion rate is required, the Corporation shall forthwith place on file with its Transfer Agent a statement signed by its Chief Executive Officer, Chief Administrative and Financial Officer, Chief Operating Officer or a Senior Vice President and by its Secretary, Assistant Secretary or Treasurer, stating the adjusted conversion rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment. Promptly after the adjustment of the conversion rate, the Corporation shall mail a notice thereof to each holder of shares of this Series.

(i) The term "Common Stock" as used in this resolution means the Corporation's Common Stock, $1.00 par value, as the same exists at the date of filing of the Certificate of Designation relating to this Series or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to Section (D)(6)(a), the holder of any share of this Series thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of its Common Stock, the conversion rate of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through
(g) of this Section (D)(6), and the provisions of Section (D)(1) through (5) and (7) through (11) with respect to the Common Stock shall apply on like or similar terms to any such other shares.

(7) In case of (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of this Series (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination), or (b) any consolidation or merger of the Corporation with one or more other corporations (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of this Series), or (c) any sale or conveyance to another corporation or other entity of all or substantially all of the property of the Corporation, then the Corporation, or such successor corporation or other entity, as the case may be, shall make appropriate provision so that the holder of each share of this Series then outstanding shall have the right to convert such share of this Series into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale, reclassification, change or conveyance by a holder of the number of shares of Common Stock into which such shares of this Series might have been converted immediately prior to such consolidation, merger, sale, reclassification, change or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section (D). The provisions of this Section (D)(7) shall apply similarly to successive consolidations, mergers, sales or conveyances.

(8) Any shares of this Series which shall at any time have been converted shall, after such conversion, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series; provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation.

(9) If any shares of Common Stock required to be reserved for purposes of conversion of shares of this Series hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation shall cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of shares of this Series prior to such delivery upon each national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

(10) The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such' tax has been paid.

(11) Before taking any action that would result in the conversion price being less than the then par value of the Common Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversion price.

(E) EXCHANGE FOR DEBENTURES

(1) The shares of this Series are exchangeable in whole, but not in part, at the sole option of the Corporation, at any time on and after March 1, 1989, on any Dividend Payment Date, into the Corporation's 7% Convertible Subordinated Debentures Due 2012 (the "Debentures") described in the Corporation's Registration Statement on Form S-2 (Registration No. 33-12248) as filed with the Securities and Exchange Commission (the "Registration Statement"); provided, that on or prior to the date fixed for exchange (the "Exchange Date") the Corporation shall have paid to the holders of outstanding shares of this Series and of Preferred Stock ranking on a parity with this Series all accumulated and unpaid dividends to the Exchange Date. Holders of outstanding shares of this Series shall be entitled to receive $25 principal amount of Debentures in exchange for each share of this Series held on the Exchange Date.

(2) In the event the Corporation shall exchange shares of this Series, notice of such exchange shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Exchange Date, to each record holder of shares of this Series, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (a) the Exchange Date; (b) the place or places where certificates for such shares are to be surrendered for exchange into Debentures; (c) that dividends on the shares to be exchanged will cease to accumulate on the Exchange Date; and (d) the period within which conversion rights may be exercised and the conversion rate at the time applicable. Prior to giving notice of intention to exchange, the Corporation shall have executed and delivered with The First National Bank of Boston, as trustee, shall have qualified under the Trust Indenture Act of 1939, an Indenture (the "Indenture") in substantially the form filed as an exhibit to the Registration Statement with such changes therein as may be required by law or usage and shall have caused to be delivered to the Trustee an opinion of counsel acceptable to the Trustee to the effect that (i) the Debentures have been duly authorized by the Corporation; the Debentures (assuming that they bear the facsimile signature of the Chief Executive Officer, the Chief Administrative and Financial Officer, the Chief Operating Officer or a Senior Vice President of the Corporation under its corporate seal reproduced thereon and have been attested by the facsimile signature of its Secretary, Assistant Secretary or Treasurer and have been authenticated by the Trustee in accordance with the provisions of the Indenture) have been duly issued and delivered by the Corporation and constitute valid and binding obligations of the Corporation entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency, or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; (ii) the Indenture has been authorized, executed and delivered by the Corporation and (assuming due authorization, execution and delivery by the Trustee) constitutes a legal, valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;
(iii) the Common Stock initially issuable upon conversion of the Debentures has been duly authorized and such Common Stock has been duly reserved for issuance upon such conversion; and (iv) the issuance of the Debentures and the Common Stock initially issuable upon conversion of the Debentures and the compliance by the Corporation with all of the provisions of the Debentures and the Indenture will not conflict with or result in any breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Corporation is a party or by which the Corporation is bound or to which any of the property or assets of the Corporation is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Corporation or of any applicable order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Corporation; and, to the best of such counsel's knowledge, no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body will be required for the issuance on the part of the Corporation of the Debentures or the shares of Common Stock issuable upon conversion of the Debentures or the consummation by the Corporation of the other transactions contemplated by the Indenture, except such as have been obtained and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws. The Corporation shall cause the Debentures to be authenticated on the Dividend Payment Date on which the exchange is effective, and the Corporation shall pay interest on the Debentures at the rate and on the dates specified in the Indenture from the Exchange Date.

(3) Notice having been mailed as aforesaid, from and after the Exchange Date (unless the Corporation shall default in issuing debentures in exchange for shares of this Series or in making the final dividend payment on the Exchange Date), dividends on the shares of this Series shall cease to accumulate, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Debentures) shall cease. Upon surrender (in accordance with the notice provided for above in Section (E) (2)) of the certificates for any shares of this Series so exchanged (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be exchanged by the Corporation into Debentures as aforesaid.

(4) All shares of this Series which have been exchanged shall, after such exchange, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(F) VOTING

(1) The shares of this Series shall have the following voting rights:

(a) If and whenever at any time or times dividends payable on shares of this Series shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, then the holders of shares of this Series shall have the right, voting separately as a class with any other series of Preferred Stock so entitled as provided in the certificate of designation of such series, to elect two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. So long as the Corporation's Board of Directors is divided into classes, the two directors of the Corporation so elected by the holders of shares of this Series and of such other series of Preferred Stock so entitled shall be elected to the two classes with the longest remaining terms.

(b) Such voting right may be exercised initially either at a special meeting of the holders of the Preferred Stock having such voting right, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting. The right of the holders of this Series to vote for the election of such members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the shares of this Series shall have been paid in full, at which time such voting right of the holders of this Series shall terminate and, if such voting right of the holders of this Series and all other series of Preferred Stock so entitled shall have terminated, subject to the requirements of the General Corporation Law of Delaware, the term of the directors elected pursuant to Section
(F)(l)(a) shall terminate, subject to revesting on the basis set forth in Section (F)(l)(a).

(c) At any time when such voting right shall have vested in holders of this Series, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the record holders of 10% in number of shares of this Series then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of this Series and of any other class or classes of stock having voting power with respect to the election of such directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, it none, at a place designated by the Board of Directors. If such meeting is not called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 35 days after mailing the same within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the record holders of 10% in number of shares of this Series then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this Section (F)(l)(c) or such other place as is selected by such designated stockholder. Any holder of the Preferred Stock who would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section (F)(1). Notwithstanding the provisions of this Section (F)(1), no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.
(d) At any meeting held for the purpose of electing directors at which the holders of the Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of fifty percent (50%) of the then outstanding shares of Preferred Stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of the Preferred Stock having such right shall not prevent the election of directors other than those to be elected by the holders of the Preferred Stock, and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Preferred Stock entitled to elect such directors and
(ii) except as otherwise required by law, in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum is present.

(e) Any vacancy in the Board of Directors in respect of a director elected by holders of Preferred Stock pursuant to the voting right created under this Section (F)(1) shall be filled by vote of the remaining director so elected, or if there be no such remaining director, by the holders of Preferred Stock entitled to elect such director or directors at a special meeting called in accordance with the procedures set forth in Section (F)(l)(c), or, if no such special meeting is called, at the next annual meeting of stockholders.

(f) So long as any shares of this Series remain outstanding, the Corporation shall not, either directly or indirectly or through merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66 2/3% in number of shares of this Series then outstanding, (i) amend, alter or repeal any of the provisions of the Certificate of Designation relating to this Series or the Certificate of Incorporation, or authorize any reclassification of the shares of this Series, so as in any such case to affect adversely the preferences, special rights or powers of the shares of this Series or (ii) authorize or create any class of stock ranking prior to or on a parity with the Corporation's authorized class of Preferred Stock as to dividends or distribution of assets on liquidation, create any series of the Corporation's authorized Preferred Stock ranking prior to the Preferred Stock as to dividends or distributions on liquidation or increase the authorized amount of the Corporation's Preferred Stock.

(g) In exercising the voting rights set forth in this Section
(F)(l), each share of Preferred Stock entitled to such voting right shall have equal voting power, notwithstanding any greater or lesser general voting powers of one or more series of Preferred Stock.

(2) No consent of holders of shares of this Series shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the authorization or issuance of any class of stock of the Corporation junior to the shares of this Series as to dividends and upon liquidation, dissolution or winding up of the Corporation or (iii) subject to Section (F)(l)(f), the issuance of any shares of Preferred Stock.

(G) LIQUIDATION RIGHTS

(1) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $25 per share, plus all accumulated and unpaid dividends to the date of final distribution.

(2) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section (G).

(3) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section (G), the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

(4) In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section
(G)(l), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

(H) PRIORITY

(1) For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

(i) Prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series;

(ii) On a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, Dividend Payment Dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

(iii) Junior to shares of this Series, either as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

(I) CERTAIN RESTRICTIONS

(1) So long as any shares of this Series are outstanding, the Corporation will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to be created, incurred, assumed or to exist or become effective any consensual encumbrance or restrictions on the ability of any Subsidiary to (i) pay any dividends or make any other distributions on such Subsidiary's capital stock; (ii) pay any indebtedness owed to the Corporation or any other Subsidiary; or (iii) make any loans or advances or transfer any of its property or assets to the Corporation or any other Subsidiary.
(2) So long as any shares of this Series are outstanding, the Corporation will not, directly or indirectly, (a) declare or pay any dividend or make any distribution in respect of Common Stock or any other class of capital stock of the Corporation ranking junior to shares of this Series as to dividends and upon liquidation (other than a dividend or distribution payable in shares of capital stock of the Corporation), or (b) make or permit any Subsidiary to make any payment on account of the purchase, redemption or other acquisition or retirement of any Common Stock or any other class of capital stock of the Corporation ranking junior to shares of this Series upon liquidation, dissolution or winding up of the Corporation or warrants, rights or options to purchase or acquire any such capital stock, unless after giving effect, as if paid, to the proposed dividend, distribution or payment, the aggregate amount of all such dividends, distributions and payments (the amount of any such payment, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive) declared or made after the date hereof does not exceed the sum of
(w) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive), received by the Corporation from the issuance or sale after December 31, 1986 of shares of its capital stock (other than the shares of this Series) or of warrants, rights or options to purchase or acquire any such capital stock; plus (x) the aggregate principal amount of any indebtedness of the Corporation which is converted into shares of its capital stock, subsequent to December 31, 1986 (other than any conversion of Debentures); plus (or minus, in the case of a Consolidated Net Loss) (y) 75% of the Consolidated Net Income (but 100% of a Consolidated Net Loss) of the Corporation for the period (taken as one accounting period) from December 31, 1986 to the date of the proposed dividend, distribution or payment; plus (z) $10,000,000. The provisions of this Section shall not be deemed to prohibit (A) the payment of regular dividends on, or the making of mandatory sinking fund payments in respect of, any shares of capital stock of the Company issued in connection with the acquisition, other than in the ordinary course of business, of any property or assets (other than cash or securities of the Company or its Subsidiaries) where such capital stock ranks senior to the Company's Common Stock and junior to the shares of this Series as to dividends or upon liquidation, but all payments made for such purposes shall be taken into account in any computation under this Section, (B) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of this provision or (C) the retirement of shares of any class of capital stock of the Corporation in exchange for (including any such exchange pursuant to exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the proceeds to be received from the substantially concurrent sale of, other shares of capital stock of the Corporation and no such retirement or the proceeds of any such sale or exchange shall be included in any computation under this Section. For purposes of this Section (I)(2), (i) "Consolidated Net Income (Loss)" for any period means the consolidated net income
(loss) of the Corporation and its consolidated Subsidiaries as determined in accordance with generally accepted accounting principles adjusted by excluding (a) net extraordinary gains or net extraordinary losses, as the case may be, during such period and
(b) net gains or losses in respect of dispositions of assets other than in the ordinary course of business, and (ii) "Subsidiary" means a corporation a majority of the voting stock of which is at the time owned, directly or indirectly, by the Corporation.


IN WITNESS WHEREOF, Fedders Corporation has caused this certificate to be signed and attested this 24th day of March, 1987.

FEDDERS CORPORATION

By:/s/ Salvatore Giordano
Salvatore Giordano
Title:  Chairman

Attest:/s/ Joseph Giordano
Joseph Giordano
Asst. Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
FEDDERS CORPORATION

FEDDERS CORPORATION, a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. The present name of the corporation (hereinafter called the "Corporation") is Fedders Corporation, which is the name under which the Corporation was originally incorporated.

The original Certificate of Incorporation of the Corporation was filed with the Secretary of State on April 4, 1984. A Restated
Certificate of Incorporation was filed with the Secretary of State of Delaware on January 2, 1985.

2. This Certificate of Amendment amends the Certificate of
Incorporation, as amended by the addition of 30,000,000 shares of a new class of capital stock to be denominated Class B Stock.

3. The text of Article "THIRD" of the Certificate of Incorporation, as heretofore amended, is further amended hereby as follows:

Article THIRD of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

THIRD: The aggregate number of shares of stock of all classes which the Corporation shall have authority to issue is 65,000,000, consisting of 30,000,000 shares of Common Stock having a par value of $1.00 per share, 30,000,000 shares of Class B Stock having a par value of $1.00 per share and 5,000,000 shares of Preferred Stock having a par value of $1.00 per share.

The powers, preferences and the relative, participating, optional and other rights and the qualifications, stock, and the express grant of authority to the Board of Directors to fix by resolution the designations and the powers, preferences and rights of each share of Preferred Stock and the qualifications, limitations and restrictions thereof which are not fixed by this Certificate of Incorporation, are as follows:

A. COMMON STOCK AND CLASS B STOCK

I. Dividends, etc. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as amended from time to time, holders of Common Stock and Class B Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that in the case of cash dividends, if at any time a cash dividend is paid on the Common Stock, a cash dividend will also be paid on the Class B Stock in an amount per share of Class B Stock equal to 90% of the amount of the cash dividends paid on each share of the Common Stock (rounded down, if necessary, to the nearest one-hundredth of a cent), and provided, further, that in the case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, including distributions pursuant to stock splits or divisions of stock of the Corporation other than Preferred Stock, which occur after the initial issuance of shares of Class B Stock by the Corporation, only shares of Common Stock shall be distributed with respect to Common Stock and only shares of Class B Stock in an amount per share equal to the amount per share paid with respect to the Common Stock shall be distributed with respect to Class B Stock, and that, in the case of any combination or reclassification of the Common Stock, the shares of Class B Stock shall also be combined or reclassified so that the number of shares of Class B Stock outstanding immediately following such combination or reclassification shall bear the same relationship to the number of shares outstanding immediately prior to such combination or reclassification as the number of shares of Common Stock outstanding immediately following such combination or reclassification bears to the number of shares of Common Stock outstanding immediately prior to such combination or reclassification.

II. Voting: (a) At every meeting of the stockholders every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his name on the transfer books of the Corporation and every holder of Class B Stock shall be entitled to one (1) vote in person or by proxy for each share of Class B Stock standing in his name on the transfer books of the Corporation, except that each holder of Class B Stock shall be entitled to ten (10) votes per share on the election of any directors at any stockholders' meeting (i) if more than 15% of the shares of Common Stock outstanding on the record date for such meeting are beneficially owned by a person or group of persons acting in concert (unless such person or group is also the beneficial owner of a majority of the shares of Class B Stock on such record date), or (ii) if a nomination for the Board of Directors is made by a person or group of persons acting in concert (other than the Board of Directors), provided that such nomination is not made by one or more holders of Class B Stock, acting in concert with each other who beneficially own more than 15% of the shares of Class B Stock outstanding on such record date.

(b) The provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without (i) the affirmative vote of the holders of a majority of the shares of the Common Stock and of a voting majority of the shares of the Class B Stock, each voting separately as a class, and (ii) additionally with respect to Article Eighth, the vote required by Article Eighth.

(c) The Corporation may not effect or consummate:
(1) any merger or consolidation of the Corporation with or into any other corporation;

(2) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other person; or

(3) any dissolution of the Corporation;

unless and until such transaction is authorized by the vote, if any, required by Articles Eighth and Ninth of this Certificate of Incorporation and by Delaware law; and unless and until such transaction is authorized by a majority of the voting power of the shares of Common Stock and of Class B Stock entitled to vote, each voting separately as a class, but the foregoing shall not apply to any merger or other transaction described in the preceding subparagraphs (1) and (2) if the other party to the merger or other transaction is a Subsidiary of the Corporation.

For purposes of this paragraph (c) a "Subsidiary" is any corporation more than 50% of the voting securities of which are owned directly or indirectly by the Corporation; and a "person" is any individual, partnership, corporation or entity.

(d) Following the initial issuance of shares of Class B Stock, the Corporation may not effect the issuance of any additional shares of Class B Stock (except in connection with stock splits and stock dividends) unless and until such issuance is authorized by the holders of a majority of the voting power of the shares of Common Stock and of Class B Stock entitled to vote, each voting separately as a class.

(e) Every reference in this Certificate of Incorporation to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock.

(f) Except as may be otherwise required by law or by this Article
Third the holders of Common Stock and Class B Stock shall vote as a single class, subject to any voting rights which may be granted to holders of Preferred Stock.

III. Transfer.

(a) No person holding shares of Class B Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Stock, as Class B Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee and any attempted transfer of shares not permitted hereunder shall be converted into Common Stock as provided by subsection (d) of this Section III. A Permitted Transferee shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Stock:

(i) In the case of a Class B Holder who is a natural person;

(A) The spouse of such Class B Holder, any lineal descendant of a parent of such Class B Holder, and any spouse of such lineal descendant (which lineal descendants, their spouses, the Class B Holder, and his or her spouse are herein collectively referred to as "Class B Holder's Family Members");

(B) The trustee of a trust (including a voting trust) principally for the benefit of such Class B Holder and/or one or more of his or her permitted Transferees described in each subclause of this clause (i) other than this subclause (B), provided that such trust may also grant a general or special power of appointment to one or more of such Class B Holder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Class B Holder's Family Members payable by reason of the death of any of such Family Members;

(C) Any organization contributions to which are deductible for federal income, estate or gift tax purposes or any split-interest trust described in Section 4947 of the Internal Revenue Code, as it may from time to time be amended (hereinafter called a "Charitable Organization");

(D) A corporation if a majority of the beneficial ownership of outstanding capital stock of such corporation which is entitled to vote for the election of directors is owned by, or a partnership if a majority of the beneficial ownership of the partnership is held by, the Class B Holder of his or her Permitted Transferees determined under this clause (i), provided that if by reason of any change in the ownership of such stock or partnership interest, such corporation or partnership would no longer qualify as a Permitted Transferee, all shares of Class B Stock then held by such corporation or partnership would no longer qualify as a Permitted Transferee, all shares of Class B Stock then held by such corporation or partnership shall, upon the election of the Corporation given by written notice to such corporation or partnership, without further act on anyone's part, be converted into shares of Common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; and

(E) The estate of such Class B Holder.

(ii) In the case of a Class B Holder holding the shares of Class B Stock in question as trustee pursuant to a trust (other than a Charitable Organization or a trust described in clause (iii) below), "Permitted Transferee" means (A) any person transferring Class B Stock to such trust and (B) any Permitted Transferee of any such transferor determined pursuant to clause (i) above.

(iii) In the case of a Class B Holder holding the shares of Class B Stock in question as trustee pursuant to a trust (other than a Charitable Organization) which was irrevocable on the record date (hereinafter in this Section III called the "Record Date") for determining the persons to whom the Class B Stock is first issued by the Corporation, "Permitted Transferee" means (A) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (B) any Permitted Transferee of any such person determined pursuant to clause (i) above.

(iv) In the case of a Class B Holder which is a Charitable
Organization holding record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means any Class B Holder.

(v) In the case of a Class B Holder which is a corporation or partnership other than a Charitable Organization; acquiring record and beneficiary ownership of the shares of Class B Stock in question upon its in initial issuance by the Corporation, "Permitted Transferee" means (A) any partner of such partnership, or stockholder of such corporation, on the Record Date, (B) any person transferring such shares of Class B Stock to such corporation or partnership, and (C) any Permitted Transferee of any such person, partner, or stockholder referred to in subclauses (A) and (B) of this clause (v), determined under clause (i) above.

(vi) In the case of a Class B Holder which is a corporation or partnership (other than a Charitable Organization or a corporation or partnership described in clause (v) above) holding record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means (a) any person transferring such shares of Class B Stock to such corporation or partnership and (b) any Permitted Transferee of any such transferor determined under clause (i) above.

(vii) In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, which holds record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to clause (i),
(ii), (iii), (iv), (v) or (vi) above, as the case may be.

(b) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's share of Class B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section III. In the event of foreclosure of other similar action by the pledgee, such pledged shares of Class B Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

(c) For purposes of this Section III:

(i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

(ii) Each joint owner of shares of Class B Stock shall be considered a "Class B Holder" of such shares.

(iii) A minor for whom shares of Class B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

(iv) Unless otherwise specified, the term "person" means both natural persons and legal entities.

(v) Without derogating from the election conferred upon the Corporation pursuant to subclause (D) of clause (i) above, each reference to a corporation shall include any successor corporation resulting from merger or consolidation and each reference to a partnership shall include any successor partnership resulting from the death or withdrawal of a partner.

(d) Any transfer of shares of Class B Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class B Stock into shares of Common Stock, effective the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Stock or is a Permitted Transferee.

(e) At any time when the number of outstanding shares of Class B Stock as reflected on the stock transfer books the Corporation falls below 5% of the aggregate number of the issued and outstanding shares of the Common Stock and Class B Stock of the Corporation, or the Board of Directors and the holders of a majority of the outstanding shares of Class B Stock approve the conversion of all of the Class B Stock into Common Stock, then, immediately upon the occurrence of either such event, the outstanding shares of Class B Stock shall be converted into shares of Common Stock. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

(f) Shares of Class B Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note on the certificates for shares of Class B Stock the restrictions on transfer and registration of transfer imposed by this Section III.

IV. Conversion Rights.

(a) Subject to the terms and conditions of this Section IV, each share of Class B Stock shall be convertible at any time or from time to time, at the option of the respective holder thereof, at the office of any transfer agent for Class B Stock, and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, at the principal office of the Corporation (attention of the Secretary of the Corporation), into one (1) fully paid and nonassessable share of Common Stock. Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Class B Stock surrendered for conversion or on account of any dividends on the Common Stock issuable on such conversion. Before any holder of Class B Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such Class B Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank) (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that he elects so to convert said Class B Stock in accordance with the terms of this
Section IV, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Class B Stock and the Corporation, whereby the holder of such Class B Stock shall be deemed to subscribe for the amount of Common Stock which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription for Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class B Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid. Subject to the provisions of subsection (c) of this Section IV, such conversion shall be deemed to have been made as of the date of such surrender of the Class B Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion of such Class B Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(b) The issuance of certificates for shares of Common Stock upon conversion of shares of Class B Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share of shares of Class B Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

(c) The Corporation shall not be required to convert Class B Stock, and no surrender of Class B Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Class B Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class B Stock was surrendered.

(d) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Stock by delivery of shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Common Stock, required to be reserved for purposes of conversion hereunder, required registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class B Stock, will, upon issue, be fully paid and nonassessable and not entitled to any preemptive rights.

V. Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share equal to the amount fixed and determined by the Board of Directors in any resolution or resolutions providing for the issuance of any particular series of Preferred Stock, plus an amount equal to all dividends accrued and unpaid on shares of such series to the date fixed for distribution, and no more, before any of the assets of the Corporation shall be distributed or paid over to the holders of Common Stock. After payment in full of said amounts to the holders of Preferred Stock of all series, the remaining assets and funds of the Corporation shall be divided among and paid ratably to the holders of Common Stock (including those persons who shall become holders of Common Stock by reasons of converting their shares of Class B Stock). If, upon such dissolution, liquidation or winding up, the assets of the Corporation distributable as aforesaid among the holders of Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed among such holders, first in the order of their respective preferences, and second, as to such holders who are next entitled to such assets and who rank equally with regard to such assets, ratably in proportion to the respective total amounts which they shall be entitled to receive as provided in this
Section V. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section V.

B. Preferred Stock.

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Third, to provide for the issuance of the preferred shares in series, and by filing a certificate pursuant to the General Corporation Law of Delaware, to establish the number of shares to be included in each such series, and to fix the designations, relative rights, preferences and limitations of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designations of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary of involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h) Any other relative rights, preferences and limitations of that series.

Dividends on outstanding preferred shares shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the common shares with respect to the dividend period.

Any and all such shares issued, and for which the full consideration has been paid or delivered shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

4. The capital of the Corporation will not be reduced under or by reason of this amendment.

5. This amendment was duly adopted by a vote of the stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said FEDDERS CORPORATION has caused this certificate to be signed by its President and attested by its Secretary, and its corporate seal to be hereunto affixed this 23rd day of May, 1985.

/s/ S. Giordano, Jr.
S. Giordano, Jr.
President

/s/ Howard S. Modlin
Attest:
Howard S. Modlin
Secretary


[CORPORATE SEAL]
CERTIFICATE OF CORRECTION
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
FEDDERS CORPORATION


It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is FEDDERS CORPORATION.

2. The Restated Certificate of Incorporation of the Corporation, which was filed by the Secretary of State of Delaware on January 2, 1985, is hereby corrected.

3. The inaccuracy to be corrected in said instrument is as follows:

The reinsertion of Article NINTH which was inadvertently omitted from the Restated Certificate of Incorporation as previously filed.

4. The portion of the instrument in corrected form is as follows:

"NINTH: The affirmative vote of two-thirds (2/3) of the outstanding stock of the Corporation entitled to vote for a merger or consolidation shall be required for the approval of any merger or consolidation to which the corporation is a party or for any sale, lease, exchange or other disposition by the Corporation of all or substantially all of its assets."

Signed and attested to on May 23, 1985.


/s/ S. Giordano, Jr.
S. Giordano, Jr.
President

Attest:

/s/ Howard S. Modlin
Howard S. Modlin
Secretary

RESTATED
CERTIFICATE OF INCORPORATION
of
FEDDERS CORPORATION


The name of the corporation (hereunder referred to as the "Corporation") is FEDDERS CORPORATION. The certificate of incorporation was filed in the office of the Secretary of State of Delaware on the 4th day of April, 1984.

The 999 shares of common stock of the Corporation outstanding immediately prior to the time this restated certificate of incorporation is filed with the Secretary of State of Delaware shall be and they hereby are, upon such filing, automatically split and changed (without any further act of the Corporation or its stockholders) into fully paid and non-assessable shares of common stock of the Corporation, with a par value of $1.00 per share, and the amount of capital of the Corporation is increased to an amount equal to the aggregate par value of the shares of common stock of the Corporation outstanding after giving effect to such stock split and change. To reflect such stock split and change, each certificate representing shares of common stock of Fedders Corporation, a New York Corporation ("Fedders NY"), issued and outstanding immediately prior to the effectiveness of the merger of Fedders of Delaware, Inc. into Fedders NY shall represent a like number of shares of common stock of the Corporation and the holder of each such certificate shall be entitled to receive a new certificate or certificates of the Corporation representing said number of shares of common stock of the Corporation, so that upon the filing of this restated certificate of incorporation each holder or record of a certificate representing theretofore issued and outstanding common stock of Fedders NY will have or be entitled to new certificates representing in the aggregate a like number of shares of common stock of the Corporation, with a par value of $1.00 per share. The certificate for the 999 shares of common stock of the Corporation owned of record by Fedders NY on the date of the filing of this restated certificate of incorporation shall thereupon be cancelled.

The certificate of incorporation is hereby restated to read as follows:
CERTIFICATE OF INCORPORATION
of
FEDDERS CORPORATION


FIRST:  The name of the corporation shall be FEDDERS CORPORATION.

SECOND: The purpose for which the Corporation is formed are as follows:

(a) To design, manufacture, buy, sell, distribute, at wholesale or retail, import and export, rent and lease, repair and maintain, dispose of, and generally deal in all kinds of air-conditioning apparatus, equipment and appliances, refrigeration apparatus, equipment and appliances, heating apparatus, equipment and appliances, gas and electric stoves and ranges, automatic clothes-washing machines and clothes drying machines of all kinds and for all purposes, automobile radiators and other components of all kinds, sheetmetal specialties, and all other devices of any kind or nature used in conjunction therewith, or incidental or accessory thereto.

(b) To design, create, manufacture, product, export, import, purchase, acquire, sell, dispose of, and generally deal in and with materials, articles, machinery, apparatus, equipment, appliances, supplies, goods and other personal property of every kind and description, tangible or intangible, and to engage in any mercantile, commercial manufacturing or trading business of any character.

(c) To acquire, by purchase or otherwise, own, hold, lease, mortgage, sell, or otherwise, dispose of, and generally deal in and with rights and interests in real and personal property of every kind and description.

(d) To acquire, sell or otherwise dispose of, deal in and with, and grant and obtain licenses for all kinds of intangible property, including patent rights, improvements thereon, inventions, discoveries, formulas and processes, copyrights, trademarks, trade names and designs.

(e) To the extent permitted by law, to promote, finance, underwrite and assist, financially or otherwise, and to assume and guarantee the obligations of any individual, corporation or other entity, and to purchase or otherwise acquire, hold, own, sell or otherwise dispose of securities and obligations of every nature and kind of any issuer, whether or not incorporated.

(f) To do all and everything necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any of the objects hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things, incidental or appurtenant to or arising out of or connected with the aforesaid businesses or any part or parts thereof.

(g) To engage in any lawful act or activity for which Corporation may be organized under the General Corporation Law of Delaware.

THIRD: The aggregate number of shares of stock which the Corporation shall have authorized to issue is 35,000,000, consisting of 30,000,000 shares of common stock having a par value of $1.00 per share, and 5,000,000 shares of preferred stock having a par value of $1.00 per share.

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article THIRD, to provide for the issuance of the preferred shares in series, and by filing a certificate pursuant to the General Corporation Law of Delaware, to establish the number of shares of be included in each such series, and to fix the designations, relative rights, preferences and limitations of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designations of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary of involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h) Any other relative rights, preferences and limitations of that series. Dividends on outstanding preferred shares shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the common shares with respect to the dividend period.

Any and all such shares issued, and for which the full consideration has been paid or delivered shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

FOURTH:  The duration of such Corporation shall be perpetual.

FIFTH:  The name and mailing address of the Corporation's
Registered Agent and Office in the State of Delaware are:  The
Prentice-Hall Corporation System, Inc. 229 South State Street in the City of Dover, County of Kent, Delaware 19901.

SIXTH: Directors shall be divided into three classes, each class to be determined by the directors prior to the election of a particular class. In the event that at any time or from time to time the number of directors is increased, the newly created directorships resulting therefrom shall be filled by a vote of the majority of the directors in office immediately prior to such increase and directors so elected shall serve until the term of such class expires. In conformity with the statute, the initial First Class directors shall be elected to a term of one year, Second Class directors to a term of two years, and Third Class directors to a term of three years, and at each subsequent annual meeting, the successors to directors whose term shall expire that year shall be elected to a term of three years.

SEVENTH: No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribed for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

EIGHTH: The following provisions shall apply in addition to any other affirmative vote required by law or this certificate of incorporation:

SECTION I

CERTAIN BUSINESS COMBINATIONS

The affirmative vote of the holders of not less than four-fifths of the outstanding shares of Voting Stock (as hereinafter defined) held by stockholders other than the Acquiring Person (as hereinafter defined) with which or by or on whose behalf, directly or indirectly, a Business Combination (as hereinafter defined) is proposed, voting as a single class, shall be required for the approval or authorization of such Business Combination. Notwithstanding the foregoing, the four-fifths voting requirement shall not be applicable if such Business Combination is approved by the Corporation's Board of Directors prior to the Acquiring Person becoming such or if the cash or fair market value of the property, securities or other consideration to be received per share by holders of shares of each class of Voting Stock in such Business Combination as of the date of consummation thereof is an amount not less than the higher of (a) the Highest Per Share Price or the Highest Equivalent Price (as these terms are hereinafter defined) paid by such Acquiring Person in acquiring any of its holdings of Voting Stock, and (b) the Fair Market Price (as hereinafter defined) of such class of Voting Stock determined on the date the proposal for such Business Combination was first publicly announced, and such consideration shall be in the same form and of the same kind as the consideration paid by such Acquiring Person in acquiring the shares of the Voting Stock already acquired by it.
If the Acquiring Person had paid for shares of Voting Stock with varying forms of consideration, the form of consideration to be received by the holders of Voting Stock shall be the form used to acquire the largest number of shares of Voting Stock acquired by such Acquiring Person.

SECTION II

DEFINITIONS

For purposes of this Article EIGHTH:

1. Business Combination. The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into an Acquiring Person, (b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, in a single transaction or related series of transactions, of all or any Substantial Part (as hereinafter defined) of the assets either of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary of the Corporation to an Acquiring Person, (c) any merger or consolidation of an Acquiring Person with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or other security device, in a single transaction or related series of transactions, of all or any Substantial Part of the assets of an Acquiring Person to the Corporation or a subsidiary of the Corporation, (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to an Acquiring Person, (f) any recapitalization, merger or consolidation that would have the effect of increasing the voting power of an Acquiring Person, (g) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed, directly or indirectly, by or on behalf of an Acquiring Person, (h) any merger or consolidation of the Corporation with a subsidiary of the Corporation proposed by or on behalf of an Acquiring Person, unless the surviving or consolidated corporation, as the case may be, has a provision in its certificate of incorporation substantially identical to this Article TWELFTH, (i) any agreement, contract or other arrangement provided for any of the transactions described in this definition of Business Combination, and (j) any other transaction with an Acquiring Person which requires the approval of the stockholders of the Corporation under the Business Corporation Law of New York. A person who is an Acquiring Person as of (x) the time any definitive agreement relating to a Business Combination is entered into, (y) the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination, or (z) immediately prior to the consummation of a Business Combination, shall be deemed an Acquiring Person for purposes of this definition.

2. Acquiring Person. The term "Acquiring Person" shall mean and include any individual, corporation (other than the Corporation), partnership or other person or entity which, together with its Affiliates and Associates (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at April 30, 1984, collectively, and as so in effect, the "Exchange Act"), and with any other individual, corporation (other than the Corporation), partnership or other person or entity with which it or they have any agreement, arrangement or understanding with respect to acquiring, holding, voting or disposing of Voting Stock, Beneficially Owns (as described in Rule 13d-3 of the Exchange Act) in the aggregate 5% or more of the outstanding Voting Stock of the Corporation. A person or entity, its Affiliates and Associates and all such other persons or entities with whom they have any such agreement, arrangement or understanding shall be deemed a single Acquiring Person for purposes of this Article EIGHTH. For purposes of this Article, the Board of Directors shall have the power to determine, on the basis of information known to the Board, if and when there is an Acquiring Person. Any such determination shall be conclusive and binding for all purposes of this Article.

3. Substantial Part. The term "Substantial Part" shall mean an amount equal to more than 10% of the fair market value of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

4. Rights to Acquire. Without limitation, any share of Voting Stock of the Corporation that any Acquiring Person has the right to acquire at any time (notwithstanding that Rule 13d-3 of the Exchange Act deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by the Acquiring Person and to be outstanding for purposes of Paragraph 2 of this Section II.

5.  Other Consideration to be Received.  For the purposes of
Section I of this Article EIGHTH, the term "other consideration to be received" shall include, without limitation, Common Stock, Preferred Stock or other capital of the Corporation retained by its existing stockholders other than the Acquiring Person with which or by or on whose behalf, directly or indirectly, a Business Combination has been proposed or other parties to such Business Combination in the event of a Business Combination in which the Corporation is the surviving corporation.

6. Voting Stock. The term "Voting Stock" shall mean all of the outstanding shares of capital stock of the Corporation entitled to vote in elections of directors (considered for this purpose as one class), and each reference to a percentage of shares of Voting Stock shall refer to such percentage of the votes entitled to be cast by such shares.

7. Time of Acquisition. An Acquiring Person shall be deemed to have acquired shares of the Voting Stock of the Corporation at the time when such Acquiring Person became the Beneficial Owner thereof. The price paid by an Acquiring Person for such shares held by a person or entity at the time it became part of such Acquiring Person shall be deemed to be the higher of (a) the price paid upon the acquisition thereof by such person or entity and (b) the market price of the shares in question at the time when such person or entity became part of such Acquiring Person.

8. Highest Per Share Price; Highest Equivalent Price. The terms "Highest Per Share Price" and "Highest Equivalent Price" as used in this Article EIGHTH shall mean the following: If there is only one class of capital stock of the Corporation issued and outstanding, the Highest Per Share Price shall mean the highest per share price that can be determined to have been paid at any time by the Acquiring Person by or on whose behalf, directly or indirectly, the Business Combination has been proposed for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Corporation issued and outstanding, the Highest Equivalent Price shall mean, with respect to each class and series of capital stock of the Corporation, the highest per share price equivalent of the highest price that can be determined to have been paid at any time by such Acquiring Person for any share or shares of any class or series of capital stock of the Corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by an Acquiring Person shall be taken into account regardless of whether the shares were purchased before or after the Acquiring Person became an Acquiring Person. Also, the Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by the Acquiring Person with respect to the shares of capital stock of the Corporation acquired by the Acquiring Person. The Highest Per Share Price and the Highest Equivalent Price shall be appropriately adjusted to take into account stock dividends, subdivisions, combinations and reclassifications.

9. Fair Market Price. The term "Fair Market Price" shall mean for any class of Voting Stock the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such class of Voting Stock on the Composite Tape for New York Stock Exchange-listed stocks, or, if such class of Voting Stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such class of Voting Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such class of Voting Stock is listed, or, if such class of Voting Stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such class of Voting Stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock.

SECTION III

AMENDMENT

The provisions set forth in this Article EIGHTH may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than four-fifths of the outstanding shares of Voting Stock of the Corporation at a meeting of the stockholders duly called for the consideration of such amendment, alteration, change or repeal, provided, however, that if such action has been proposed, directly or indirectly, on behalf of an Acquiring Person, it must also be approved by the affirmative vote of the holders of not less than four-fifths of the outstanding shares of Voting Stock held by the stockholders other than such Acquiring Person.

IN WITNESS WHEREOF, this restated certificate of incorporation having been duly adopted by the Board of Directors and the sole stockholder of Fedders Corporation entitled to vote in accordance with sections 141(f), 228, 242 and 245 of the General Corporation Law of Delaware, we have signed and attested this certificate this 31st day of December, 1984.

Fedders Corporation

By:/s/ Salvatore Giordano, Jr.
Salvatore Giordano, Jr.
President

/s/ S. A. Muscarnera
Secretary


STATE OF NEW JERSEY     )
) ss.:
COUNTY OF SOMERSET      )

BE IT REMEMBERED that, on December 31, 1984, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Salvatore Giordano, Jr., of FEDDERS CORPORATION, who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

GIVEN under my hand on December 31st, 1984.

/s/ Marlene M. Volpe
Notary Public
Marlene M. Volpe
Notary Public of New Jersey
My Commission Expires April 15, 1989